UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2015, we issued a press release containing certain financial information for the quarter ended September 30, 2015. As noted in the press release, we have provided non-GAAP financial measures (earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted diluted earnings per share), the reasons we have provided such measures and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measure. Readers should consider the non-GAAP measures in addition to, and not as a substitute for, the measure of financial performance prepared in accordance with GAAP. In this regard, GAAP refers to accounting principles generally accepted in the United States. A copy of the press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

On our earnings call scheduled for November 10, 2015, we intend to provide certain pro forma financial measures assuming our acquisition of CCHN Group Holdings, Inc., the parent company of Community Care Health Network, Inc. (d/b/a Matrix Medical Network) (“Matrix”) occurred on October 1, 2014, and the sale of Providence Human Services, LLC and Providence Community Services, LLC (“Providence’s Human Services segment”) occurred on October 1, 2014. The table below presents our revenue and a reconciliation of net income to adjusted EBITDA for the twelve months ended September 30, 2015, assuming that we had acquired Matrix on October 1, 2014 and sold Providence’s Human Services segment on October 1, 2014:

(in thousands)
Pro forma twelve months ended
September 30, 2015

Service revenue	$1,656,167

Net income	$21,546

Interest expense, net	23,712
Provision for income taxes	20,127
Depreciation and amortization	52,664

EBITDA	118,049

Integration and restructuring charges	777
Ingeus acquisition related equity compensation	6,032
Income taxes, depreciation and amortization in loss on equity investment	(2,177)
Gain on foreign currency translation	(1,105)
Charges related to the separation of an executive officer, net	695
Contingent consideration adjustments	(16,112)

Adjusted EBITDA	$106,159

Item 8.01 Other Events.

On November 4, 2015, the Company’s Board of Directors authorized the Company to engage in a common stock repurchase program to repurchase up to $70.0 million in aggregate value of the Company’s common stock during the twelve-month period following November 4, 2015. Purchases under the common stock repurchase program may be made from time-to-time through a combination of open market repurchases (including Rule 10b5-1 plans), privately negotiated transactions, and accelerated share repurchase transactions, at the discretion of the Company’s officers, and as permitted by securities laws, covenants under existing bank agreements, and other legal requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Company’s Press Release dated November 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 9, 2015	By:	/s/ David Shackelton
	Name:	David Shackelton
	Title:	Chief Financial Officer